Exhibit 99.1

Dear Stockholder:

We are pleased to announce that Computershare Trust Company, N.A. (“Computershare”) has been appointed as the stock transfer agent and registrar for SideChannel, Inc. (SDCH), effective June 26, 2023. Please review the information that follows with regard to providing or updating your information with Computershare as this change takes effect.

Accessing Your Shares

If you already have an existing Computershare account under the same name and Tax ID as shown on the enclosed statement, your SideChannel, Inc. shares will be automatically added to your account on Investor Center, Computershare’s online and mobile portal to your stock portfolio.

On the other hand, if you do not have a Computershare account, simply register your account today at the website, located at www-us.computershare.com/investor.  You will need to use your ‘Account Number’, which can be found on the enclosed statement.

Managing your stock ownership is easy and efficient with Computershare’s Investor Center, where you can view account details, update account information, enroll in direct deposit, perform transactions, and opt-in to receive electronic communications and SMS text messaging.  For security purposes, stockholders that are businesses, fiduciary entities, or trusts will be limited to view-only access.

Need Help?

How to Videos: www-us.computershare.com/Investor/#Help/FAQ

FAQs:  www-us.computershare.com/Investor/#Help/HowToVideos

Tax Certification

If your account is not tax certified, enclosed you will find a W-9 or W-8 BEN tax form.  Please complete the form and return it to Computershare in the envelope provided.  Please note that if you are a foreign stockholder, you will be required to recertify your tax identification number (TIN) using the W-8 BEN tax form.  A quick and easy way to certify your TIN is to visit www-us.computershare.com/investor.

(508) 925-0114	146 Main St, Suite 405, Worcester, MA 01608	www.sidechannel.com

Outstanding Checks

We encourage you to cash any outstanding checks that you have in your possession by July 26, 2023. After this date you will not be able to cash any checks previously issued by the previous agent and will need to contact Computershare for replacement after July 26, 2023.

Contacting Computershare

Please direct your inquiries and transaction requests to Computershare using the options below:

Website:	www.computershare.com/us
Telephone inquiries:	1-888-888-8888, option 1 (U.S.)
1-888-888-8888, option 1 (non-U.S.)
E-mail inquiries:	web.queries@computershare.com
Broker inquiries:	1-866-690-8162, option 1 (U.S.)
1-781-575-4019, option 1 (non-U.S.)

Written requests:	By Mail:	By Overnight Delivery:
	Computershare	Computershare
	P.O. Box 43006	150 Royall St., Suite 101
	Providence RI 02940-3006	Canton MA 02021

Sincerely,

Ryan Polk
Chief Financial Officer, SideChannel, Inc.

(508) 925-0114	146 Main St, Suite 405, Worcester, MA 01608	www.sidechannel.com